Exhibit 99.1
Cohu Reports First Quarter Operating Results
POWAY, Calif., April 20, 2011 — Cohu, Inc. (NASDAQ:COHU) today reported fiscal 2011 first quarter net sales of $89.7 million and GAAP net income of $6.6 million or $0.27 per share. The Company also reported non-GAAP results, with first quarter 2011 net income of $8.8 million or $0.36 per share.
GAAP Results

	Q1 FY 2011	Q4 FY 2010	Q1 FY 2010
Net sales	$89.7 million	$96.9 million	$64.8 million
Net income	$6.6 million	$9.4 million	$0.9 million
Income per share	$0.27	$0.39	$0.04
Non-GAAP Results

	Q1 FY 2011	Q4 FY 2010	Q1 FY 2010
Non-GAAP net income	$8.8 million	$11.7 million	$3.1 million
Non-GAAP income per share	$0.36	$0.48	$0.13
Sales of semiconductor equipment accounted for 88.6% of fiscal 2011 first quarter sales. Microwave communications equipment and video cameras and related equipment contributed 7.8% and 3.6%, respectively, for the same period.
Orders were $75.3 million for the first quarter of 2011 and $75.8 million for the fourth quarter of 2010. Orders for semiconductor equipment were $61.1 million in the first quarter of 2011 compared to $67.1 million in the fourth quarter of 2010. Total consolidated backlog was $85.2 million at March 26, 2011 compared to $99.6 million at December 25, 2010. Cohu expects second quarter 2011 sales to be between $77 million and $82 million.
James A. Donahue, Chairman, President and Chief Executive Officer stated, “First quarter sales were at the high end of our guidance due to solid contributions from our semiconductor equipment operations. Cohu’s cash and investments increased to $107 million at March 26, 2011.”
Donahue concluded, “Quote activity is high but some customers are cautious in view of uncertainty over the impact of the Japan earthquake on the electronics supply chain. It’s encouraging that SEMI reported that through February 2011, monthly orders for backend semiconductor equipment have increased for three consecutive months.”
Use of Non-GAAP Financial Information:
Included within this press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets and inventory step-up adjustments. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Income.
These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.
Forward Looking Statements:
Certain matters discussed in this release, including statements concerning Cohu’s expectations of business conditions, orders, sales, revenues and operating results are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; our reliance on third-party contract manufacturers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; customer orders may be canceled or delayed; inventory, goodwill and other intangible asset write-downs; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.
About Cohu:
Cohu is a supplier of test handling, burn-in and thermal solutions used by the global semiconductor industry, microwave communications and video equipment.
Cohu will be conducting their conference call on Wednesday, April 20, 2011 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.
For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones — Investor Relations (858) 848-8106

COHU, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)
	March 26,	March 27,
	2011	2010
Net sales	$89,700	$64,830
Cost and expenses:
Cost of sales	60,885	44,831
Research and development	9,083	8,649
Selling, general and administrative	12,090	9,879

	82,058	63,359
Income from operations	7,642	1,471
Interest and other, net	110	174

Income before income taxes	7,752	1,645
Income tax provision	1,178	738

Net income	$6,574	$907

Income per share:
Basic	$0.27	$0.04

Diluted	$0.27	$0.04

Weighted average shares used in computing income per share:
Basic	24,018	23,549

Diluted	24,483	23,870

(1)	The three-month periods ended March 26, 2011 and March 27, 2010 were each comprised of 13 weeks.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (Unaudited)

	March 26,	December 25,
	2011	2010
Assets:
Current assets:
Cash and investments	$106,704	$98,175
Accounts receivable	57,757	66,801
Inventories	68,033	63,224
Deferred taxes and other	11,904	12,017

Total current assets	244,398	240,217
Property, plant & equipment, net	39,587	39,804
Goodwill	61,155	58,498
Intangible assets, net	27,102	26,523
Other assets	1,046	1,001

Total assets	$373,288	$366,043

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$9,253	$14,834
Other current liabilities	55,593	56,700

Total current liabilities	64,846	71,534
Deferred taxes and other noncurrent liabilities	20,059	19,784
Stockholders’ equity	288,383	274,725

Total liabilities & stockholders’ equity	$373,288	$366,043

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 26,	December 25,	March 27,
	2011	2010	2010

Income from operations — GAAP basis (a)	$7,642	$10,498	$1,471

Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	92	64	81
Research and development	336	334	262
Selling, general and administrative	620	602	492

	1,048	1,000	835

Amortization of intangible assets included in (c):
Cost of goods sold	1,222	1,325	1,361
Research and development	—	—	—
Selling, general and administrative	196	210	216

	1,418	1,535	1,577

Inventory step-up included in costs of goods sold (d)	—	—	180

Income from operations — non-GAAP basis (e)	$10,108	$13,033	$4,063

Net income — GAAP basis	$6,574	$9,428	$907
Non-GAAP adjustments (as scheduled above)	2,466	2,535	2,592
Tax effect of non-GAAP adjustments (f)	(280)	(285)	(384)

Net income — non-GAAP basis	$8,760	$11,678	$3,115

GAAP net income per share — diluted	$0.27	$0.39	$0.04

Non-GAAP net income per share — diluted (g)	$0.36	$0.48	$0.13
Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Additionally, management has excluded inventory step-up costs associated with our acquisition of Rasco, primarily because it is not reflective of our ongoing operating results, and is not used by management to assess the core profitability of our business operations. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	8.5%, 10.8% and 2.3% of net sales, respectively.

(b)	To eliminate compensation expense for employee stock options, restricted stock units and our employee stock purchase plan.

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH and the fiscal 2006 acquisition of Unigen.

(d)	To eliminate the inventory step-up associated with certain semiconductor test systems sold.

(e)	11.3%, 13.4% and 6.3% of net sales, respectively.

(f)	To adjust the provision (benefit) for income taxes related to the adjustments described in notes (b), (c) and (d) above based on applicable tax rates.

(g)	Computed using number of GAAP diluted shares outstanding for each period presented.